EXHIBIT - 99.906CERT


                           Section 906 Certifications

We, Peter E. Sundman, Chief Executive Officer and Barbara Muinos, Treasurer and Principal Financial and Accounting Officer of Neuberger Berman New York Intermediate Municipal Fund Inc. (the "Fund"), certify, pursuant to 18 U.S.C.
Section 1350 enacted under Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      1. The Fund's periodic report on Form N-CSR for the period ended April 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78m(a) or 78o(d); and

      2. The information contained in such Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated:  June 28, 2004


                                            /s/ Peter E. Sundman
                                            ----------------------
                                            Peter E. Sundman
                                            Chief Executive Officer


                                            /s/ Barbara Muinos
                                            ---------------------
                                            Barbara Muinos
                                            Treasurer and Principal Financial
                                            and Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by 906, has been provided to the Fund and will be retained by the Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Form N-CSR with the Commission.